Exhibit 77Q1

Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended September 30, 2008
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Sub-Item 77Q1:    Exhibits

Exhibit Number    Description
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                  Amendment of Amended and Restated Articles of Incorporation
                  dated as of June 18, 2008

(a)(1)                  Previously filed. Incorporated by reference to exhibit
                        (a)(16) filed with post-effective amendment no. 40 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on June 18, 2008.

(d) Multiple Class Plan pursuant to Rule 18f-3 for Artisan International Fund, Artisan Mid Cap Fund, Artisan Emerging Markets Fund and Artisan International Value Fund.

                        Previously filed. Incorporated by reference to exhibit
                        (n) filed with post-effective amendment no. 38 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on February 14, 2008.

(e) Investment Advisory Agreement between Artisan Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Opportunistic Growth Fund dated May 15, 2008

                        Previously filed. Incorporated by reference to exhibit
                        (d)(12) filed with post-effective amendment no. 40 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on June 18, 2008.